UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 4 , 2005

NEVADA CLASSIC THOROUGHBREDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-31154	86-1007952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

705 North 110th Place

Mesa, AZ 85207

(Address of principal executive offices, including zip code)

(480) 890-0678

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Sarbanes-Oxley Act is designed to protect the shareholders from public companies. To accomplish this protection, the Sarbanes-Oxley Act requires financial audits and codes of ethics. Nevada Classic Thoroughbreds, Inc. (also hereinafter sometimes referred to as "the company") intends to comply with the Sarbanes-Oxley Act.

The Sarbanes-Oxley Act as it applies to the thoroughbred industry in general, and specifically to Nevada Classic Thoroughbreds, Inc.:

The thoroughbred industry is volatile by nature. As an example, the renowned race horse and stallion stud horse, Northern Dancer, went unclaimed at a yearling auction for a reserve of $25,000.00. Yet, as a race horse and stallion stud he was worth millions of dollars. This is true for many thoroughbred horses; and the reverse is also true.

In any public company, the shareholders' main concern is the company's profitability. The solution to this concern for shareholders of Nevada Classic Thoroughbreds, Inc. lies with the company's obtaining and/or producing valuable horses--stallions, broodmares, foals, yearlings, and race horses. The question is, "which horses are valuable?" The answer--horses that either win races or produce horses that win races.

Furthermore, in the thoroughbred industry the key to shareholder fairness lies with the people who are in a "hands-on" position of supervision and control of a company's horses. It is vitally important that these individuals not have conflicts of interest. And, of those who handle the horses, the number one most important person is the horse trainer; he or she is at the peak of determining the value of the horse.

The "Marie Wandziock" Conflict-of-Interest Principle.

The "Marie Wandziock" conflict-of-interest principle refers to a licensed public horse trainer who acquires interests in horses for her own personal account; or who pays for the costs of her own personally-owned race horses through the use of her horse training clients' horses. This obvious conflict of interest scenario can only occur in states such as Arizona, where the Arizona Racing Commission allows licensed public trainers to race their own horses while they also train and race clients' horses. Specifically, such conflicts of interest have included commingling of money and assets, and, importantly, the temptation to make sure a client's horses race poorly so as to obtain interests in such horses at a discount. All made possible by the Arizona Racing Commission, to name only one.

As applied to the thoroughbred industry, where public companies are involved and the Sarbanes-Oxley Act is in place, the Oversight Board needs to ensure that the state racing commissions comply with non-conflict of interest regulations in the licensing of public horse trainers, just as similar non-conflict of interest regulations are currently appropriately applied to public companies in other industries.

While the emphasis of the Sarbanes-Oxley Act is, for most public companies, based on accurate and timely financial reporting, in the thoroughbred industry the emphasis is on the accurate and ongoing evaluation of a company's horses. As an example, Calumet, an historically-great thoroughbred racing farm, over-evaluated its horses for the purpose of acquiring loans. When unable to meet these obligations, it proceeded into bankruptcy and dissolution. This represented the thoroughbred industry's own ENRON. Such scenarios demonstrate the significance of the notion that the chief factor for the shareholders, as well as banks, accountants, business relationships, and the ongoing operations of breeding, raising, and racing thoroughbred horses, is in the valuation of the horses. Therefore, along with the independence of accounting, there needs to be independence of horse valuations.

Independent valuations have often been made by blood stock agents. In fact, there has been a rise in the number of blood stock agents who perform these duties for the various aspects of the thoroughbred racing industry.

Independent Accounting

The expenses related to the maintenance of a race horse earning $1 million per year, compared to the costs of a race horse earning $10,000 per year, are usually about the same. Expenses for maintaining broodmares, foals, and yearlings are also relatively stable and constant. The revenues received from racing and breeding horses are generally of a public nature, such as race earnings, stud fees, and purchases and sales of horses at auctions, which includes DNA testing in thoroughbred horse registrations. The thoroughbred industry has many facets of financing that have checks and balances. The financial accounting and reporting is, in the main, an almost secondary aspect because of the public reporting nature of revenues and costs in the thoroughbred industry. In reality, any irregularities from management would be through the valuation of the horses, or the conflict of interest by trainers rather than any manipulation of any accounting records. Therefore, the significance of the audited financial data becomes much less important in the thoroughbred industry, unlike the ongoing valuations of the company's horses. The winning of one race might make the difference between a $10,000 horse and a $2 million horse, whereas the accounting and maintenance costs associated with the race horse would remain the same. Certainly, an increase in race earnings would occur, but the real value would be the potential income from future stud fees.

Our Interpretation

In interpreting the Sarbanes-Oxley Act as it applies to the thoroughbred industry, Nevada Classic Thoroughbreds, Inc. includes the following applications:

  The audited financial statements need to be relaxed to instead require an "independent accounting review" using GAAP standards. The extreme cost of an audit, considering its secondary importance in the thoroughbred industry, creates a disproportionately high expense ratio for the company and, ultimately, its shareholders, compared to the value an audit can give the company. Conversely, a blood stock certification by an independent blood stock agent creates an inherently higher value ratio to the company and shareholders in comparison to the expense of such a certification. Accordingly, for the thoroughbred industry, there needs to be an independent accounting review, along with a blood stock certification from an independent blood stock agent.

  The code of ethics required by the Sarbanes-Oxley Act should be expanded to apply not only to the CEO and the senior managers, but also to a company's horse trainer and anyone else who has "hands-on" supervision of a company's horses. This would ensure that no conflict-of-interest "opportunities" are allowed, and would also ensure that accurate, prompt and relevant reports are delivered to management and passed to the company's shareholders.

  Nevada Classic Thoroughbreds, Inc. understands the importance of uniform accounting procedures so that comparisons between companies takes place. However, in the thoroughbred industry, such comparisons can take place using an independent accounting review. This, along with the code of ethics and internal controls would ensure that there are no conflicts of interest, that there are independent valuations of the company's horses, and that prompt, accurate and relevant reporting by management and those who have the hands-on supervision of the company's horses takes place.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA CLASSIC THOROUGHBREDS, INC.

Date: Augsut 4, 2005	/s/ Brad Brimhall
Brad Brimhall President and Chief Executive Officer